UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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DTS, Inc.

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Tessera® (TSRA) to Acquire DTS® (DTSI) September 20, 2016

SAFE Harbor Forward-Looking Statements   This material or any statements incorporated by reference herein, including, for example, the expected date of closing of the transaction and the potential benefits of the transaction, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on DTS’ current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Tessera and DTS, all of which are subject to change. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “will,” “may,” “anticipate,” “believe,” “could,” “would,” “might,” “potentially,” “estimate,” “continue,” “plan,” “expect,” “intend,” and similar expressions or the negative of these terms or other comparable terminology that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. We believe that these factors include, but are not limited to, the following: (i) uncertainty as to whether DTS will be able to enter into or consummate the proposed transaction and the timing to consummate the proposed transaction; (ii) uncertainty as to the long-term value of DTS; (iii) the ability and timing to obtain required regulatory approvals and satisfy or waive other closing conditions; (iv) unpredictability and severity of natural disasters; (v) the outcome of any legal proceedings that may be instituted in connection with the transaction; (vi) that there may be a material adverse change affecting DTS or Tessera, or the respective businesses of DTS or Tessera may suffer as a result of uncertainty surrounding the transaction; (vii) intense competition from a number of sources; (vii) future regulations and policies affecting Tessera’s and DTS’s businesses; (viii) general economic and market conditions; (ix) the evolving legal, regulatory and tax regimes under which we operate; (x) failure to receive the approval of the stockholders of DTS; and (xi) other developments in the markets Tessera and DTS operate, as well as management’s response to any of the aforementioned factors. This list of important factors is not intended to be exhaustive. Additional risks and factors are discussed in DTS’ Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 7, 2016, under the heading "Item 1A. Risk Factors" and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC. DTS does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In connection with the proposed transaction, DTS will file a proxy statement with the SEC. Additionally, DTS will file other relevant materials with the SEC in connection with the proposed acquisition of DTS by Tessera pursuant to the terms of an Agreement and Plan of Merger by and among DTS, Tessera and the other parties thereto. The materials to be filed by DTS with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of DTS are urged to read DTS’s proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they will contain important information about the transaction and the parties to the transaction. DTS, Tessera and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of DTS stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of DTS’s executive officers and directors in the solicitation by reading DTS’ proxy statement for its 2016 annual meeting of stockholders and the proxy statement and other relevant materials filed with the SEC in connection with the transaction when they become available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Tessera’s executive officers and directors in the solicitation by reading Tessera’s proxy statement for its 2016 annual meeting of stockholders. Information concerning the interests of DTS’ participants in the solicitation, which may, in some cases, be different than those of DTS’ stockholders generally, will be set forth in the proxy statement relating to the transaction when it becomes available. Additional information regarding DTS directors and executive officers is also included in DTS’ proxy statement for its 2016 annual meeting of stockholders. Additional Information and Where to Find It

Tessera to Acquire DTS Compelling Rationale and Value Proposition New Strategic Platform and Combined Company Profile Transaction Highlights Who is Tessera? Note on Sharing Information Next Steps Q&A agenda

TESSERA TO ACQUIRE DTS Why?

STRATEGIC Combination of audio and imaging expands development platform Spans large diversified end-markets with Tier-1 customer base Significant cross-selling synergies in mobile and automotive Strong combined IP portfolio FINANCIAL Immediate boost to revenue and operating income Strong cash flow provides operational flexibility Immediately accretive to EPS Compelling rationale

THE VALUE PROPOSITION Scale Combined company creates a global innovator in premium audio and imaging solutions Revenue Projected 2016 pro forma revenue of approximately $450M and significantly increases product licensing business to approximately half of total combined company revenue Customers 25+ new Tier-1 customer relationships and incredible opportunities in IoT, AR/VR, mobile, consumer electronics and automotive markets Talent Combined company will be one of the world’s leading product and technology licensing companies, with over 450 engineers focused on developing next-generation audio, imaging and semiconductor packaging technologies Enabling Smart Audio and Imaging Everywhere

New Strategic Platform

DTS’ innovative audio solutions include, among others, DTS-HD®, DTS:X™, DTS Headphone:X®, DTS Play-Fi® and HD Radio™ Tessera’s world-class FotoNation®, Invensas and intellectual property businesses, which have developed and licensed technologies that ship globally in billions of devices A major technology presence in the consumer electronics, mobile, automotive and semiconductor markets A superior R&D team made up of over 450 imaging, audio and semiconductor packaging engineers Significant sales channel leverage with immediate mobile and automotive customer cross-selling opportunities Combined company profile

Transaction highlights

Transaction highlights Tessera to acquire DTS for $42.50/share Projected pro forma EBITDA for combined companies of over $245 million in 2016 – including synergies Immediately accretive to EPS Annual cost synergies of $15M Acquisition debt of ~$600M under committed financing facility Projected to close late Q4 or early Q1

Who is Tessera?

Mission: Invent, develop, and commercialize electronic interconnect, imaging, and learning technologies to enable efficient, intelligent devices everywhere. Tessera has a global employee base of over 250, of which approximately 200 hold graduate-level science or engineering degrees.

Creates, develops and licenses innovative computational imaging, computer vision, and semiconductor packaging and interconnect technologies  Innovates and delivers the next generation of computational imaging algorithms Develops and licenses advanced semiconductor packaging and 3D interconnect solutions that enable the next generation of electronics products to be smaller, faster, lower power and contain more functionality Tessera Profile

Who is Tom Lacey? Tom Lacey is the company’s chief executive officer and member of its board of directors Previous Roles: Tom has held a variety of roles, including Chairman and CEO of Components Direct; president, CEO and a director of Phoenix Technologies Ltd.; president of Intel Americas and vice president and general manager of Intel’s Flash business unit Tom currently serves on the board of directors of publicly traded DSP Group, Inc., where he is the chairman of the audit committee Tom holds a B.A. in computer science from the University of California, Berkeley, and an MBA from the Leavey School of Business at Santa Clara University CEO, Tessera Technologies “Our acquisition of DTS’s talented team and industry-leading products will represent a transformational step in the execution of Tessera’s strategic vision, with exciting new product development and marketing opportunities.“

Please forward all inquiries directly to Geri Weinfeld Do not post anything regarding this transaction on social media Antitrust laws apply to companies and their communication/interaction with one another The type and amount of information can be exchanged or share is limited until the transaction is closed Employees should not share DTS’s confidential and proprietary information or communicate directly with employees of Tessera Consult with Blake Welcher, General Counsel, who will work with the business leaders to determine what, if any, response is appropriate A Note on Sharing Information

The transaction has been unanimously approved by both companies’ respective Boards of Directors Closing of the transaction is expected by December of 2016 or during the first quarter of 2017, and is subject to regulatory approval as well as the approval of DTS’s stockholders It’s business as usual for both companies DTS management will support the change process Additional information will be forthcoming as we get it and as we can share it Any questions from vendors, customers, refer them to Geir Skaaden geir.skaaden@dts.com What’s Next?

Q&A